Exhibit 10.5

THIS NOTE AND THE SHARES OF COMMON STOCK ACQUIRABLE ON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION SHALL BE SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS AMENDED NOTE IS ISSUED AS A COMPLETE REPLACEMENT TO THAT NOTE ISSUED BY SAASMAX, INC. TO JEFFREY FINK ON THE 26th DAY OF OCTOBER, 2012 (THE "ORIGINAL NOTE") WHICH ORIGINAL NOTE IS VOID.

AMENDED CONVERTIBLE PROMISSORY NOTE

$25,000 San Diego, California

January 23, 2013

FOR VALUE RECEIVED, SaaSMAX, Inc. a Nevada Company (the "Company"), agrees and promises to pay to Jeffrey E. Fink and Shana P. Fink Family Trust Dated October 23, 2012 (the "Holder") at 4325 Hawk Street, San Diego, CA 92103, or at such other place or places as the Holder may designate in writing, the principal amount of Twenty-Five Thousand Dollars ($25,000.00), with interest as provided, in legal tender of the United States of America, in immediately available funds, as follows:

(a) The unpaid principal amount from time to time outstanding shall bear interest from this date until paid at a rate equal to the sum of 8% per year commencing October 26, 2012. Interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

(b) The entire principal amount of this Note, together with accrued but unpaid interest, shall be due and payable on the one year anniversary date of this Note (the “Maturity Date”.)

(c) The Company may at its option at any time, prepay this Note in whole or in part on not less than 30 days written notice delivered to the Holder. Upon such prepayment, the Company shall also pay the interest accrued on that portion of principal so prepaid to the date of prepayment.

1. Place and Manner of Payment. All sums due under this Note are payable not later than 5:00 P.M., Pomona, CA. time, in legal tender of the United States of America current on the dates such sums or payments are respectively due, in immediately available funds, without offset or setoff. All payments in excess of $10,000 shall be made at the option of the Holder by wire transfer to a bank account designated in writing to the Company by the Holder not less than five days prior to the time such payment is due and, if no such designation has been made by the Holder, by check mailed by certified or registered mail to the address of the Holder designated in accordance with Section 13(a). Any remittances by check shall be made on the second day prior to the time such payment is due subject to the condition that such check may be handled for collection in accordance with the practice of the collecting bank or banks, and any receipt shall be void unless the amount due is actually received by the Holder.

2 .. Event of Default; Consequences. In the event the Company shall make an assignment for the benefit of creditors or expressly admit in writing its inability to pay its debts generally as they become due; an order, judgment or decree shall be entered for relief in respect of or adjudicating the Company or any of its subsidiaries bankrupt or insolvent; the Company or any of its subsidiaries shall petition or apply to any tribunal for the appointment of, or taking of possession by, a trustee, receiver, custodian, or liquidator or other similar official of the Company or any subsidiary or of any substantial part of any of their respective assets; the Company or any of its subsidiaries shall commence any proceeding relating to the Company or any subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, or any such petition or application is filed or any such proceeding is commenced against the Company or any of its subsidiaries and such petition, application or proceeding is not dismissed within 60 days; THEN the entire unpaid principal and accrued interest shall be and become immediately due and payable.

3. No Setoff, Etc. The obligations of the Company to pay the principal balance and interest due to the Holder shall be absolute and unconditional and the Company shall make such payment without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, setoff, recoupment, or counterclaim which the Company may have or assert against the Holder or any other person.

4. Waiver of Presentment, Etc. The Company waives presentment, demand, notice of dishonor, protest and notice of nonpayment and protest.

5. Costs of Collection. The Company shall pay all costs and expenses of collection incurred by the Holder, including reasonable attorneys' fees.

6. Conversion.

(a) The Holder may at any time prior to the Maturity Date, convert the principal amount of this Note, or any portion thereof, into fully paid and non-assessable shares of the Common Stock, par value $.001 per share, of the Company (the "Common Stock"), on the basis of one share of such stock for each $0.35 (the "Conversion Price") in unpaid principal and accrued interest of this Note. Such conversion shall be effected by the surrender of this Note at the principal office of the Company (or such other office or agency of the Company in the continental United States as the Company may designate by notice in writing to the Holder) at any time during usual business hours, together with notice in writing that the Holder wishes to convert a portion or all of this Note, which notice shall also state the name(s) (with addresses) and denominations in which the certificate(s) for Common Stock shall be issued and shall include instructions for delivery thereof. Such conversion shall be deemed to have been effected as of the close of business on the date on which this Note shall have been surrendered and such notice shall have been received, and at such time (the "Voluntary Conversion Date") the rights of the Holder with respect to the principal amount of the Note converted shall cease and the person(s) in whose name(s) any certificate(s) for Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented by such certificate(s). As soon as practicable after the Voluntary Conversion Date, the Company shall deliver to, or as directed by, the Holder, certificates representing the number of shares of Common Stock issuable by reason of such conversion registered in such name or names and such denomination or denominations as the Holder shall have specified, together with cash as provided in Section 11 in respect of any fraction of a share of such stock otherwise issuable upon such conversion. In each case of conversion of this Note in part only, the Company shall receive and hold this Note as a fiduciary agent of the Holder, shall endorse on this Note the date and amount of this Note so converted, and such amount shall be deemed no longer outstanding. Upon such endorsement, the Company shall promptly return this Note to the Holder.

(b) At any time, the Company shall be entitled to pre-pay all or any portion of the outstanding principal and accrued interest, after giving 30 days prior written notice to the Holder of the Company’s intent to prepay all or any portion of this Note.

(c) The Company may at any time compel the conversion of this Note or any such portion into fully paid and non-assessable shares of Common Stock at the ratio and (to the extent not inconsistent with the provisions of this subsection (b)) in the manner set forth in subsection (a) of this Section 7. In the event the Holder shall fail to surrender this Note together with a written notice stating the names (with addresses) and denominations in which the certificate(s) for Common Stock shall be issued (including instructions for delivery) on or before the tenth day after the date of the notice that the Company intends to compel conversion, this Note shall be deemed to have been surrendered for conversion on such date. The date this Note is surrendered, or such tenth day after the date of the notice shall be referred to for purposes of this Note as the "Mandatory Conversion Date." Such conversion shall be deemed to have been effected as of the close of business on the Mandatory Conversion Date, and at such time the rights of the Holder shall cease and (i) the person(s) in whose name(s) any certificate(s) for Common Stock are to be issued upon such conversion, or (ii) in the event the Holder has failed to surrender this Note and the written notice as provided, the Holder, shall be deemed to have become the holder or holders of record of the shares of Common Stock represented by such certificate(s). As soon as practicable after the Mandatory Conversion Date (but in no event more than fifteen Business Days), the Company shall deliver to the Holder, or as directed by the Holder if such be the case, certificates representing the number of shares of Common Stock issuable by reason of such conversion registered in the name of the Holder or, if such be the case, in such name or names and in such denomination or denominations as the Holder shall have specified, together with cash as provided in Section 11 in respect of any fraction of a share of such stock otherwise issuable upon such conversion.

(d) All certificates representing shares of Common Stock issuable upon the conversion of this Note shall bear the legends provided for under the Convertible Promissory Note.

7. Registration Rights The Company and the Purchaser shall enter into a registration rights agreement dated the date that the shares are issued, in the form attached hereto as Exhibit “A” with respect to the shares of common stock that may be issued upon a conversion of the Notes and the exercise of the Warrants.

8. Reservation of Common Stock; Etc.

(a) The Company will at all times from and after this date reserve and keep available out of its authorized but unissued shares of Common Stock or its treasury shares, or otherwise, solely for the purpose of issuance upon the conversion of this Note, such number of shares of Common Stock as shall then be issuable upon the conversion of this Note. The Company covenants that all shares of Common Stock which shall be so issuable shall, when issued, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges.

(b) The Company will not take any action which would result in any adjustment of the number of shares of Common Stock acquirable upon conversion of this Note if the total number of shares issuable after such action upon conversion of this Note, together with the total number of shares of Common Stock then outstanding, would exceed the total number of shares of Common Stock then authorized under the Company's Certificate of Incorporation which are not reserved or required to be reserved for any purpose other than the purpose of issue upon conversion of this Note.

(c) The issuance of certificates for shares of Common Stock upon conversion of this Note shall be made without charge to the Holder for any issuance tax or other cost incurred by the Company in connection with such conversion and the related issuance of shares of Common Stock.

9. Adjustment of Shares

(a) Stock Dividends, Distributions or Subdivisions. In the event that, at any time and from time to time from and after the date of this Note, the Maker shall issue additional shares of Common Stock (or securities convertible into Common Stock) in a stock dividend, stock distribution or subdivision paid with respect to Common Stock, or declare any dividend or other distribution payable in additional shares of Common Stock (or securities convertible into Common Stock) or effect a split or subdivision of the outstanding shares of Common Stock, then, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, the then-effective Conversion Price shall be proportionately decreased, and the number of shares of Common Stock issuable upon conversion of this Note shall thus be proportionately increased. The Maker shall not, at any time, take any action which would cause the Conversion Price to be reduced to an amount less than the par value per share of the class of stock into which this Note is convertible.

(b) Combinations or Consolidations. In the event that, at any time and from time to time from and after the date of this Note, the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then, concurrently with the effectiveness of such combination or consolidation, the then-effective Conversion Price shall be proportionately increased, and the number of shares of Common Stock issuable upon conversion of this Note shall thus be proportionately decreased.

(c) Other Dividends or Distributions. If the Maker, at any time or from time to time after the issuance of this Note, makes a distribution to the holders of Common Stock which is payable in securities of the Maker other than Common Stock, then, in each such event, provision shall be made so that the Payee shall receive upon conversion of this Note, in addition to the number of shares of Common Stock, the amount of such securities of the Maker which would have been received if the portion of this Note so converted had been exercised for Common Stock on the date of such event, subject to adjustments subsequent to the date of such event with respect to such distributed securities which shall be on terms as nearly equivalent as practicable to the adjustments provided in this Section 3(e)(iii) and all other adjustments under this Section 3(e). Nothing contained in this Section 3(e)(iii) shall be deemed to permit the payment of any distribution in violation of the Loan Agreement.

(d) Merger, Consolidation or Exchange. If, at any time or from time to time after the date of this Note, there occurs any merger, consolidation, arrangement or statutory share exchange of the Maker with or into any other person or entity, then, in each such event, provision shall be made so that the Payee shall receive upon conversion of this Note the kind and amount of shares and other securities and property (including cash) which would have been received upon such merger, consolidation, arrangement or statutory share exchange by the Payee if the portion of this Note so converted had been exercised for shares of Common Stock immediately prior to such merger, consolidation, arrangement or statutory share exchange, subject to adjustments for events subsequent to the effective date of such merger, consolidation, arrangement or statutory share exchange with respect to such shares and other securities which shall be on terms as nearly equivalent as practicable to the adjustments provided in this Section 3(e)(iv) and all other adjustments under this Section 3(e). Nothing contained in this Section 3(e)(iv) shall be deemed to permit any such transaction in violation of the Loan Agreement.

(e) Recapitalization or Reclassification. If, at any time or from time to time after the date of this Note, the shares of Common Stock issuable upon conversion of this Note are changed into the same or a different number of securities of any class of the Maker, whether by recapitalization, reclassification or otherwise (other than a merger, consolidation, arrangement or statutory share exchange provided for elsewhere in this Section 3(e)), then, in each such event, provision shall be made so that the Payee shall receive upon conversion of this Note the kind and amount of securities or other property which would have been received in connection with such recapitalization, reclassification or other change by the Payee if the portion of this Note so converted had been converted immediately prior to such recapitalization, reclassification or change, subject to adjustments for events subsequent to the effective date of such recapitalization, reclassification or other change with respect to such securities which shall be on terms as nearly equivalent as practicable to the adjustments provided in this Section 3(e)(v) and all other adjustments under this Section 3(e).

(f) Extraordinary Dividends or Distributions. If, at any time or from time to time after the date of this Note, the Maker shall declare a dividend or any other distribution upon the Common Stock payable otherwise than out of current earnings, retained earnings or earned surplus and otherwise than in shares of Common Stock, then the Conversion Price in effect immediately prior to such declaration shall be reduced by an amount equal, in the case of a dividend or distribution in cash, to the amount thereof payable per share of Common Stock or, in the case of any other dividend or distribution, to the value thereof per share of Common Stock at the time such dividend or distribution was declared, as determined by the Board of Directors of the Maker in good faith. Such reductions shall take effect as of the date on which a record is taken for the purposes of the subject dividend or distribution, or, if a record is not taken, the date as of which the holders of record of Common Stock entitled to such dividend or distribution are to be determined. Nothing contained in this Section 3(e)(vi) shall be deemed to permit the payment of any dividend in violation of the Loan Agreement.

10. Notice of Adjustment.

(a) Immediately upon any adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of this Note or any adjustment or readjustment in the Conversion Price, the Company shall send written notice to the Holder, which notice shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company shall, upon written request at any time of any holder of the Convertible Notes, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of the Convertible Notes. The Company may retain a firm of independent public accountants of recognized standing which may be the firm regularly retained by the Company to make any computation required under this Section and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section.

(b) In the event that:

(i) the Company shall declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; or

(ii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; or

(iii) there shall be any Organic Change; or

(iv) there shall be any voluntary or involuntary dissolution, liquidation or winding up of the Company;

then in connection with each such event, the Company shall send to the Holder (A) at least 30 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled) or for determining rights to vote in respect of such Organic Change, dissolution, liquidation or winding up, and (8) in the case of any such Organic Change, dissolution, liquidation or winding up, at least 30 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Organic Change, dissolution, liquidation or winding up).

11. Fractional Interests. The Company shall not be required to issue any fractional shares of Common Stock on the conversion of this Note. If any fraction of a share of Common Stock except for the provisions of this Section II would be issuable upon conversion of this Note, the Company shall purchase such fraction for an amount in cash equal to the current Market Price (as determined pursuant to Section 7(b) of this Note) of such fraction on the last Business Day prior to conversion.

12. Voting. Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders for the election of directors of the Company or any other matter. Notwithstanding the foregoing, the Company shall mail by first class to the Holder at the address specified in Section 13, one copy of all materials forwarded to stockholders or filed with the Securities and Exchange Commission by the Company, said mailing to be made promptly after mailing to stockholders or filing with the Securities and Exchange Commission, as the case may be.

13. Notices.

(a) Any notice pursuant to this Note to be given or made by the Holder to or upon the Company shall be sufficiently given or made if sent by certified or registered mail, postage prepaid, addressed (until another address is sent by the Company to the Holder) as follows:

Holder: Jeffrey E. Fink and Shana P. Fink Family Trust Dated October 23, 2012 4325 Hawk Street

San Diego, CA 92103

(b) Any notice pursuant to this Note to be given or made by the Company to or upon the Holder shall be sufficiently given or made if sent by certified or registered mail, postage prepaid, addressed (until another address is sent by the Holder to the Company) to the address of the Holder set forth above.

14. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of California.

15. Register of Notes. The Company shall keep at its principal office (or such other place the Company reasonably designates) a register for the registration of Convertible Notes. Each transfer of the Convertible Notes, conversion thereof into Common Stock and payment thereunder as well as the name and address of such holder of Convertible Notes shall be noted on the register of Convertible Notes. The register shall be made available by the Company for review by the Holder or his agent during usual business hours of the Company.

16. Modification and Waiver. No modification or waiver of any provision of this Note, nor any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing signed by the Holder and then such modification or waiver shall be effective only in the specific instance for the specific purpose given. Notwithstanding the foregoing, the Board of Directors of the Company, in its sole discretion, shall have the right at any time or from time to time to decrease the Conversion Price and/or to increase the number of shares of Common Stock issuable upon conversion of this Note. Such reduction of the Conversion Price and/or increase in the number of shares of Common Stock issuable upon exercise shall be effective for a period or periods to be determined by such Board.

Attest:

_/s/ Dina Moskowitz___________________________

Secretary

By:__/s/ Dina Moskowitz__________________________

Chief Executive Officer